Exhibit 10.1

SETTLEMENT AGREEMENT

This Settlement Agreement is made this 29th day of April 2016, between Value-Added Communications, Inc., a wholly owned subsidiary of Global Tel*Link Corporation and Value Added Communications, Inc. on the one hand (collectively, “GTL”), and Lattice Incorporated (“Lattice”) on the other hand (collectively, GTL and Lattice may be referred to herein as the “Parties”).

RECITALS

WHEREAS on December 31, 2008, Lattice and GTL's predecessor in interest FSH Communications (“FSH”), entered into a Master Services Agreement (the “MSA”), in which Lattice agreed to provide telephone services as an outsourced vendor for FSH;

WHEREAS pursuant to the MSA, FSH would pay Lattice for the above-referenced services and Lattice would pay a monthly commission consisting of all or a portion of the fees and charges collected from the telephone calls Lattice facilitated to FSH;

WHEREAS prior to 2011, FSH sold its prison phone division to Value-Added Communications, Inc., which included an assignment of the MSA to Value-Added Communications, Inc., and on August 1, 2011, GTL purchased Value-Added Communications, Inc. and assumed and was assigned all the rights and obligations of FSH arising under the MSA;

WHEREAS on or about June 25, 2015, GTL filed a Demand for Arbitration before JAMS, captioned Global Tel*Link Corporation vs. Lattice Incorporated — REF#1340012070, JAMS (the “Arbitration”);

WHEREAS in the Arbitration, GTL asserted that Lattice breached the MSA by failing to pay, when due, the monthly commissions it owed to GTL under the MSA. More specifically, GTL asserted that as of the date the Arbitration was filed, Lattice owed GTL $2,981,231.00, including interest;

WHEREAS the Parties through this Settlement Agreement wish to resolve all of their disputes arising in connection with the Arbitration;

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby warrant, covenant and agree as follows:

1. Effective Date: This Settlement Agreement will become effective when it, and all attached exhibits, are fully executed by both Parties (the “Effective Date”).

2. Settlement Payments and Security:

a.	Lattice agrees to pay to GTL, within five business days of the Effective Date, two hundred fifty thousand dollars ($250,000.00) (the “Cash Payment”) to be paid via wire transfer or certified funds.

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b.	In addition to the Cash Payment, and simultaneously with the execution of this Settlement Agreement, Lattice shall execute the confessed judgment promissory note attached hereto as Exhibit A (the “Promissory Note”), which is incorporated herein by reference, which shall provide for the payment by Lattice to GTL of two million four hundred ninety five thousand six hundred twenty five dollars ($2,495,625.00) by April 29, 2019, bearing an interest rate of 8%, subject to the following terms that are included in the Promissory Note:
(i)	The total amount owed under the Promissory Note shall be discounted by five percent (5%) if such Promissory Note is satisfied on or prior to the one year anniversary of the Effective Date, inclusive; and
(ii)	The total amount owed under the Promissory Note shall be discounted by three percent (3%) if such Promissory Note is satisfied on or prior to the two year anniversary of the Effective Date, inclusive.
c.	Lattice shall make its best efforts, and take all commercially reasonable steps associated therewith, to raise additional capital to accelerate satisfaction of the Promissory Note;
d.	As security for the Promissory Note, Lattice shall grant to GTL a security interest in Lattice's personal property and assets (the “Liened Property”), as set forth in the attached Exhibit B, subject to and consistent with the terms of any pre-existing security interests granted to third-party lenders and licensees. Accordingly, contemporaneously with the execution of this Settlement Agreement, Lattice shall execute the Security Agreement, which is incorporated herein by reference and are attached hereto as Exhibit C.

3. Mutual Release:

A.	Upon GTL's receipt of the Cash Payment, GTL and its past, present and future parent companies, affiliates, and subsidiaries, and each of its respective past, present and future officers, directors, employees, insurers, predecessors, successors, and assigns hereby knowingly and voluntarily release and forever discharge Lattice and its past, present and future parent companies, affiliates, and subsidiaries, and each of its respective past, present and future officers, directors, employees, insurers, predecessors, successors, and assigns, from all claims, demands, rights, and causes of action of any kind, whether known, unknown, or yet to be discovered, liquidated or unliquidated, fixed or contingent, direct or indirect, on account of or in any way arising from or relating to the subject matter of the Arbitration through and including the Effective Date of this Settlement Agreement, including without limitation any claims that were made against Lattice in the Arbitration or could have been made against Lattice in the Arbitration. Nothing contained herein is intended to be or shall be deemed to be a release of Lattice's obligations contained in this Settlement Agreement, and the Parties expressly agree that Lattice is not released from its obligations herein.

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B.	Lattice and its past, present and future parent companies, affiliates, and subsidiaries, and each of its respective past, present and future officers, directors, employees, insurers, predecessors, successors, and assigns hereby knowingly and voluntarily releases and forever discharges GTL and its past, present and future parent companies, affiliates, and subsidiaries, and each of its respective past, present and future officers, directors, employees, insurers, predecessors, successors, and assigns from all claims, demands, rights, and causes of action of any kind, whether known, unknown, or yet to be discovered, liquidated or unliquidated, fixed or contingent, direct or indirect, on account of or in any way arising from or relating to the subject matter of the Arbitration through and including the Effective Date of this Settlement Agreement, including without limitation any claims that were made against GTL in the Arbitration or could have been made against GTL in the Arbitration. Nothing contained herein is intended to be or shall be deemed to be a release of GTL's obligations contained in this Settlement Agreement, and the Parties expressly agree that GTL is not release from its obligations herein.

4. Warranty. As an inducement to enter into this Settlement Agreement, Lattice represents that, as of the time of execution of this Settlement Agreement, Lattice has no plans to file a petition for bankruptcy. The Parties acknowledge that GTL has reasonably relied upon the foregoing representation by Lattice in deciding to enter this Settlement Agreement, and that such representations were a material inducement in GTL entering into this Settlement Agreement. GTL further expressly reserves the right to bring an action contesting the dischargeability of Lattice's obligations to GTL, and, to the extent permitted by law, Lattice agrees not to oppose such action.

5. Stipulation of Dismissal: Within three business days of GTL's receipt of the Cash Payment, the Parties shall file a Stipulation of Dismissal in the Arbitration, with prejudice, providing for the dismissal of the Complaint.

6. Binding Obligations: THIS SETTLEMENT AGREEMENT CREATES LEGAL, BINDING OBLIGATIONS. EACH PARTY HAS READ THIS SETTLEMENT AGREEMENT AND UNDERSTANDS ITS CONTENTS. EACH PARTY HAS MADE SUCH INVESTIGATION OF THE FACTS PERTAINING TO THIS SETTLEMENT AGREEMENT AND ALL OTHER RELATED MATTERS AS IT HAS DEEMED NECESSARY. EACH PARTY ACKNOWLEDGES THAT THEY HAVE CONSULTED WITH COUNSEL OF THEIR OWN CHOICE BEFORE SIGNING THIS SETTLEMENT AGREEMENT.

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7. Execution via Email PDF and in Counterparts: This Settlement Agreement may be executed by email PDF and in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same Settlement Agreement.

8. Binding on Successors: This Settlement Agreement shall be binding upon the Parties and their representatives and successors.

9. Entire Agreement: This Settlement Agreement, including all exhibits hereto, constitutes the complete agreement and contains all of the promises and undertakings between the Parties with regard to the subject matter addressed herein. No Party relies on any statement or representation of any other Party executing this Settlement Agreement, except as expressly stated in this Settlement Agreement. This Settlement Agreement may not be revised or modified without the mutual written consent of the Parties.

10. Severability: If any provision of this Settlement Agreement shall be determined to be invalid or unenforceable under applicable law by a court of competent jurisdiction, that part shall be ineffective to the extent of such invalidity or unenforceability only, without in any way effecting the remaining parts of such provision or the remaining provisions of this Settlement Agreement.

11. Choice of Law and Jurisdiction: This Settlement Agreement shall be construed and enforced in accordance with, and governed by, the laws of the Commonwealth of Virginia, without regard to principles of conflict of laws. In addition, the Parties hereby submit to the jurisdiction of the courts of Virginia for all disputes relating to or arising from this Settlement Agreement.

12. Attorneys' Fees: If any Party institutes legal proceedings over the enforcement of this Settlement Agreement or any provision of it, including exhibits, the prevailing Party (as determined by the court having jurisdiction over such dispute) shall be entitled to recover from the losing Party its costs, including reasonable attorneys' fees, at both the trial and appellate levels.

13. Construction of this Agreement: This Settlement Agreement was negotiated at arm's length by the Parties and their counsel. This Settlement Agreement, and any terms herein, shall not be construed against either Party as the drafter of the agreement or any particular provision.

[END OF TEXT — SIGNATURE PAGE(S) TO FOLLOW]

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GLOBAL TEL*LINK CORPORATION

By: /s/ Jeffrey B. Haidinger
Title: President& COO
Date: 4/26/16

VALUE-ADDED COMMUNICATIONS, INC.

By: /s/ Jeffrey B. Haidinger
Title: President& COO
Date: 4/26/16

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LATTICE INCORPORATED

By: /s/ Paul Burgess

Title: CEO

Date: 4/22/16

STATE OF New Jersey	)
COUNTY OF Camben	)

Before me, Dawn Gilbert, a Notary Public of said County and State, personally appeared Paul Burgess, with whom I am personally acquainted (or proved to me on the basis of satisfactory evidence), and who, upon oath, acknowledged himself/herself to be duly authorized to execute the instrument on behalf of Lattice Incorporated, and that he/she executed the foregoing instrument for the purposes therein contained.

Witness my hand and seal, at Office, this 22nd day of April 2016.

/s/ Dawn Gilbert
Notary Public
My Commission Expires: January 25, 2017

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